Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of S&T Bancorp, Inc., a Pennsylvania corporation, do hereby constitute and appoint Mark Kochvar, Chief Financial Officer, and Ernest J. Draganza, Senior Executive Vice President, Chief Risk Officer and Secretary, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, or any registration statement for this offering under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	TITLE:	DATE:

/s/ Todd D. Brice	President and Chief Executive Officer (Principal Executive Officer)	January 22, 2014
Todd D. Brice

/s/ Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 22, 2014
Mark Kochvar

/s/ Melanie Lazzari	Senior Vice President, Controller (Principal Accounting Officer)	January 22, 2014
Melanie Lazzari

Director
John J. Delaney

/s/ Michael J. Donnelly	Director	January 22, 2014
Michael J. Donnelly

/s/ William J. Gatti	Director	January 22, 2014
William J. Gatti

/s/ Jeffrey D. Grube	Director	January 22, 2014
Jeffrey D. Grube

/s/ Frank W. Jones	Director	January 22, 2014
Frank W. Jones

/s/ Joseph A. Kirk	Director	January 22, 2014
Joseph A. Kirk

Director
David L. Krieger

Director
James C. Miller

/s/ Fred J. Morelli, Jr.	Director	January 22, 2014
Fred J. Morelli, Jr.

/s/ Frank J. Palermo, Jr.	Director	January 22, 2014
Frank J. Palermo, Jr.

Director
Charles A. Spadafora

/s/ Christine J. Toretti	Director	January 22, 2014
Christine J. Toretti

/s/ Charles G. Urtin	Chairman of the Board and Director	January 22, 2014
Charles G. Urtin